CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated April 5, 2023, relating to the financial statements and financial highlights of Arrow Reserve Capital Management ETF, a series of Arrow Investments Trust, for the year ended January 31, 2023 and to the references to our firm under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm”, and “Fund Service Providers” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

COHEN & COMPANY, LTD.

Philadelphia, Pennsylvania

May 31, 2023

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-1A of the Arrow Investments Trust and to the use of our report dated March 31, 2022 on the financial statements and financial highlights of Arrow Reserve Capital Management ETF, a series of shares of beneficial interest in Arrow Investments Trust. Such financial statements and financial highlights appear in the January 31, 2023 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.

BBD, LLP

Philadelphia, Pennsylvania

May 31, 2023